Exhibit 1.01

Xcel Energy Inc.

(a Minnesota corporation)

6.50% Senior Notes, Series due July 1, 2036

Underwriting Agreement

June 6, 2006

Goldman, Sachs & Co.

Lehman Brothers Inc.

Morgan Stanley & Co. Incorporated

As Representatives of the several Underwriters

  named in Schedule I hereto

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Xcel Energy Inc., a Minnesota corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) an aggregate $300,000,000 principal amount of the Senior Notes of the Company specified above (the “Notes”) to be issued under its Indenture, dated as of December 1, 2000 from the Company to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as previously supplemented and as to be supplemented by a supplemental indenture relating to the Notes (such Indenture as so supplemented being hereinafter referred to as the “Indenture”).

1.             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-134660) in respect of the Notes has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act prior to the filing of the Prospectus is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Notes is hereinafter called an “Issuer Free Writing Prospectus”.

(b)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(c)           For the purposes of this Agreement, the “Applicable Time” is 2:25 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(d)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(e)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(f)            Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof and who audited the consolidated financial statements and the related financial statement schedules as of and for the year ended December 31, 2005, incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder and do not provide to the Company or its subsidiaries any non-audit services which are prohibited by Section 10A(g) or (h) of the Exchange Act.

(g)           The financial statements of the Company and its consolidated subsidiaries filed as a part of or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements.

(h)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with due corporate authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the Pricing Prospectus and the Prospectus; the Company is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; and, except as set forth in the Pricing Prospectus and the Prospectus, the Company has all material licenses and approvals required at the date hereof to conduct its business, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

(i)            Each subsidiary of the Company named in Exhibit 21.01 to the Company’s most recent Annual Report on Form 10-K (“Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

(j)            The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus; all of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Pricing Prospectus and the Prospectus, the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, neither the

Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries, and there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business, financial position, stockholder’s equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus.

                (l)            The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

(m)          The Company has full right, power and authority to execute and deliver this Agreement, the Notes and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Notes and the Indenture and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

                (n)           The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture between the Company and the Trustee, under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Notes and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(o)           This Agreement has been duly authorized, executed and delivered by the Company.

(p)           The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Senior Unsecured Debt Securities” and “Supplemental Description of the Senior Notes”, insofar as they purport to constitute a summary of the terms of the Notes, under the caption “Material U.S. Federal Income Tax Consequences” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(q)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(r)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(s)            Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t)            Other than as set forth or contemplated in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, consolidated financial position, stockholder’s equity, results of operations or prospects of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Pricing Prospectus and the Prospectus that are not so described.

(u)           The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(v)           Except as set forth in the Pricing Prospectus and the Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective business and (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the business, consolidated financial position, stockholder’s equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(w)          The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(x)            No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, affiliates, customers or suppliers of the Company, on the other hand, which would be material to a potential purchaser of the Notes and that is not described in the Pricing Prospectus and the Prospectus.

(y)           No labor disturbance by or dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a material adverse effect on the business, consolidated financial position, stockholder’s equity, results of operations or prospects of the Company.

(z)            The Company and its subsidiaries are in compliance in all material respects with all presently and then applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and the Company does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) the accumulated funding deficiency rules under Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred whether by action or by failure to act, which might reasonably be expected to cause the loss of such qualification.

(aa)         The Company is in compliance in all respects with (i) all presently applicable provisions of the Occupational Safety and Health Act of 1970, as amended, including all applicable regulations thereunder and (ii) all presently applicable state and local laws and regulations relating to the safety of its operations, in each case with such exceptions as would not reasonably be expected to have a material adverse effect on the business, consolidated financial position, stockholder’s equity, results of operations or prospects of the Company.

(bb)         The Company, either directly or through its subsidiaries, has filed all federal and all material state and local income and franchise tax returns required to be filed through the date hereof, other than those filings being contested in good faith.  The Company, either directly or through its subsidiaries, has paid all taxes of which it has notice are due thereon, other than those being contested in good faith and for which adequate reserves have been provided to the extent required or those currently payable without penalty or interest or as would not, individually or in the aggregate, have a material adverse effect on the business, consolidated financial position, stockholder’s equity, results of operations or prospects of the Company, and no tax deficiency has been determined adversely to the Company which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might be reasonably expected to have, a material adverse effect on the business, consolidated financial position, stockholder’s equity, results of operations or prospects of the Company.

(cc)         Each of the Company and, with respect to clause (ii), its Significant Subsidiaries (i) is not in violation of the Company’s Articles of Incorporation, as amended, or by-laws, (ii) is not in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which the Company or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for defaults, events of default, violations and failures which do not or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, consolidated financial position, stockholder’s equity, results of operations or prospects of the Company.

(dd)         The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries.

(ee) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(ff)           Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(gg)         No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.             Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.387% of the principal amount thereof, plus accrued interest, if any, from June 9, 2006 to the Time of Delivery (as defined below) hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto.

3.             Upon the authorization by you of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)  The Notes to be purchased by each Underwriter hereunder will be represented by one definitive global Note in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Notes to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co., by causing DTC to credit the Notes to the account of Goldman, Sachs & Co. at DTC.  The Company will cause the certificates representing the Notes to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 9, 2006 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and any additional documents requested by the Underwriters, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Notes will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Notes and of the offering, in the form attached as Schedule III hereto, and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Notes; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus in respect of the Notes, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Notes by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)           If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice therereof;

(c)           If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to you.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will use its best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)           Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)            To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)           During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any securities of the Company that are substantially similar to the Notes;

(h)           To pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i)            To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”.

6.

(a)           (i)            The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

                (ii)           each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Notes containing customary information and conveyed to purchasers of Notes, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus; and

                (iii)          any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

8.             The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           The Representatives shall have received from Simpson Thacher & Bartlett LLP, New York, New York, counsel for the Underwriters, such opinion or opinions dated as of the Time of Delivery with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(c)           The Representatives shall be furnished with opinions, dated as of the Time of Delivery, of Gary R. Johnson, Vice President and General Counsel of the Company,

substantially in the form included as Exhibit A, and Jones Day, Chicago, Illinois, counsel for the Company, substantially in the form included as Exhibit B;

(d)           (i) At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, and (ii) with respect to the letter of Deloitte & Touche LLP referred to above and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated as of the Time of Delivery (A) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter;

(e)           (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) since the date as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus;

(f)            On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New

York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (iv) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in  clause (iii) or (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus;

(h)           The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(i)            The Company shall have furnished to the Representatives a certificate of the President or any Vice President of the Company, dated as of the Time of Delivery, as to the matters set forth in paragraphs (a) and (e) of this Section 8 and to the further effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Delivery with the same effect as if made at the Time of Delivery, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

(ii)           there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement, the Pricing Prospectus or the Prospectus; and

(iii)          (A) the Prospectus, as of its date and as of the Time of Delivery, and the Pricing Disclosure Package, as of the Applicable Time, did not and do not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and (B) since the date of the Prospectus no event has occurred which should have been set forth, in light of the circumstances, in a supplement or amendment to the Prospectus.

9.             (a)           The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)           Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.           (a)  If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.           The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.           The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Xcel Energy Inc.

By:	/s/ GEORGE E. TYSON II
George E. Tyson II
Vice President and Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.

Lehman Brothers Inc.

Morgan Stanley & Co. Incorporated

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

Lehman Brothers Inc.

By:	/s/ Martin Goldberg
Martin Goldberg
Senior Vice President

Morgan Stanley & Co. Incorporated

By:	/s/ Michael Fusco
Michael Fusco
Executive Director

On behalf of each of the Underwriters

SCHEDULE I

Name	Amount
Goldman, Sachs & Co.	$80,000,000
Lehman Brothers Inc.	80,000,000
Morgan Stanley & Co. Incorporated	80,000,000
Daiwa Securities SMBC Europe Limited	20,000,000
Scotia Capital (USA) Inc.	20,000,000
Wells Fargo Securities, LLC	20,000,000

Total	$300,000,000

SCHEDULE II

(a)           Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

                None

(b)           Additional Documents Incorporated by Reference:

                None

SCHEDULE III

Filed Pursuant to Rule 433

Registration No. 333-134660

June 6th, 2006

PRICING TERM SHEET

Issuer:	Xcel Energy Inc.
Ratings:	Baa1/BBB-
Issue:	Senior Unsecured Notes due 2036
Offering Size:	$300,000,000
Coupon:	6.500% per annum, payable semi-annually on each July 1st
and January 1st, commencing January 1, 2007
Trade Date:	June 6, 2006
Settlement Date:	June 9, 2006
Maturity:	July 1, 2036
Treasury Benchmark:	5.375% due February 15, 2031
US Treasury Spot:	103-1
US Treasury Yield:	5.156%
Spread to Treasury:	140 basis points
Re-offer Yield:	6.556%
Price to Public (Issue Price):	99.262%
Gross Proceeds:	$297,786,000
Optional Redemption:	Make Whole call, at any time at a discount rate of Treasury plus 25 bps
Minimum Denominations:	$1,000 x $1,000
Bookrunners:	Goldman, Sachs & Co., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated
Co-Managers:	Daiwa Securities SMBC Europe Limited, Scotia Capital (USA) Inc., Wells Fargo Securities, LLC

Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526, Lehman Brothers Inc. toll-free at 1-888-603-5847 or Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649.

EXHIBIT A

Form of Opinion of Gary R. Johnson

Re:                           $300,000,000 principal amount of 6.50% Senior Notes, Series due July 1, 2036, of Xcel Energy Inc., a Minnesota corporation

Gentlemen:

                For the purpose of rendering this opinion, I have examined the proceedings taken by Xcel Energy Inc., a Minnesota corporation, herein called the “Company,” with respect to the issue and sale by the Company of $300,000,000 principal amount of 6.50% Senior Notes, Series due July 1, 2036, herein called the “Notes.”  In connection therewith I have participated in the preparation of the proceedings for the issuance and sale of the Notes including the Underwriting Agreement dated June 6, 2006 between you and the Company relating to your purchase of the Notes, herein called the “Agreement,” and have either participated in the preparation of or examined the Indenture, dated as of December 1, 2000, as previously supplemented, and the Supplemental Indenture dated as of June 1, 2006 creating the Notes, all from the Company to Wells Fargo Bank, National Association, as Trustee (which Indenture, as so supplemented, and Supplemental Indenture are herein collectively called the “Indenture”).  I also have participated in the preparation of or examined the registration statement and any amendments thereto and the accompanying prospectuses and any supplements thereto, as filed under the Securities Act of 1933, as amended (the “Act”), and any issuer free writing prospectuses, with respect to the Notes.   Whenever the terms “Registration Statement,” “Preliminary Prospectus,” “Prospectus” or “Issuer Free Writing Prospectus” are used herein, they shall have the respective meanings set forth in the Agreement and shall include, as provided in the Agreement, the documents incorporated by reference therein.  My examination has extended to all statutes, records, instruments, and documents which I have deemed necessary to examine for the purposes of this opinion.

I am of the opinion that:

1.             The Company has been duly incorporated and is a legally existing corporation under the laws of the State of Minnesota; has corporate power, right and authority to do business and to own or lease property in the states of Minnesota, North Dakota, South Dakota and Colorado in the manner and as set forth in the Prospectus; has corporate power, right and authority to own securities of its subsidiaries; is qualified to do business as a foreign corporation under the laws of the states of North Dakota, South Dakota and Colorado; and has corporate power, right and authority to make the Indenture and issue and sell the Notes;

2.             The authorized capital stock of the Company is as set forth in the most recent preliminary Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

3.             Each Significant Subsidiary, as defined in the Agreement, of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any pledge, lien, encumbrance, claim or equity;

4.             The Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, except to the extent that the provisions for indemnities may be held to be unenforceable as against public policy;

5.             The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relative to or affecting creditors’ rights or remedies according to general equity principles whether such principles are considered in law or in equity;

6.             The issuance of the Notes in accordance with the terms of the Indenture and the sale and delivery thereof pursuant to the provisions of the Agreement have been duly authorized by the Company; the statements made under the captions “Description of Senior Unsecured Debt Securities” and “Supplemental Description of Senior Notes” in the Prospectus, insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by Form S-3; the Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Agreement, will constitute valid and legally binding obligations of the Company enforceable (subject to the qualifications expressed in paragraph 5 above with respect to the enforceability of the Indenture) against the Company in accordance with their terms and entitled to the benefits of the Indenture;

7.             The statements under the captions “Description of Senior Unsecured Debt Securities” and “Supplemental Description of the Senior Notes” in the Prospectus, insofar as they purport to summarize provisions of the documents specifically referred to therein, are accurate in all material respects;

8.             Neither the execution and the delivery of the Indenture or the Agreement, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof, the issuance and delivery of the Notes nor the compliance by the Company with all the terms and provisions of the Indenture and the Agreement will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument known to me to which the Company or any of its Significant Subsidiaries is a party or in which the Company or any of its Significant Subsidiaries has a beneficial interest or by which it or any of its Significant Subsidiaries is bound or to which any of their respective properties or assets are subject, or the Articles of Incorporation, as amended, or by-laws of the

Company or any law, statute, rule or regulation applicable to the Company or any of its Significant Subsidiaries or, to the best of my knowledge, any order of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties;

9.             The Registration Statement has become effective under the Act; the most recent Preliminary Prospectus and the Prospectus (as defined in the Agreement) have been filed pursuant to Rule 424(b) under the Act, and the final term sheet has been filed pursuant to Rule 433 under the Act.  No proceedings for a stop order have been instituted or to my knowledge are pending or threatened under Section 8(d) of the Act; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and no further approval, authorization, consent, certificate or order of, or filing or registration with, any governmental body, federal, state or other, is required in connection with the issuance and sale of the Notes by the Company as provided in the Agreement and the Prospectus, except as may be required by state securities laws;

10.           The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder and with the Trust Indenture Act and the rules and regulations thereunder, and the documents incorporated by reference in the Registration Statement or the Prospectus complied as to form when filed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, except that in each case no opinion is expressed with respect to the financial statements and supporting schedules included or incorporated by reference therein;

11.           To the best of my knowledge, there are no legal or governmental proceedings required to be described in the Prospectus which are not described as required nor any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; and

12.           The Company’s subsidiaries have all necessary power under statutory provisions, franchises (which expire at various dates), or permits to serve the customers in the jurisdictions where they provide electric and gas services, except in certain instances that are not material to the Company.

In the course of my participation in the preparation of the Registration Statement and Prospectus, I made investigations as to the accuracy of certain of the statements of fact contained therein, I discussed other matters with officers, employees, and representatives of the Company, and I examined various corporate records and data.  While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Registration Statement, the Prospectus, the most recent Preliminary Prospectus or the final term sheet (except as to matters set forth in paragraphs 6, 7, 11 and 12 above) nothing has come to my attention that would lead me to believe (i) that the Registration Statement, as of June 6, 2006, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time (as defined in the Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In giving opinions as to conformity to the laws of States other than Minnesota, I have in certain instances relied upon the opinion of other counsel employed or retained by the Company to render opinions in respect thereto.

Simpson Thacher & Bartlett LLP, as counsel to the Underwriters, may rely on this opinion letter in connection with the transactions contemplated by the Agreement.

Respectfully submitted,

By
Gary R. Johnson
Vice President and General Counsel
Xcel Energy Inc.

EXHIBIT B

Form of Opinion of Jones Day

               We have acted as special counsel for Xcel Energy Inc., a Minnesota corporation (the “Company”), in connection with the purchase from the Company by the several underwriters named in Schedule I to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”), pursuant to the Underwriting Agreement, dated as of June 6, 2006 (the “Underwriting Agreement”), by and among the Company and the Representatives named therein, acting as representatives of the several Underwriters, of $300,000,000 in aggregate principal amount of 6.50% Senior Notes, Series due July 1, 2036 (the “Notes”) issued under the Indenture dated as of December 1, 2000 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as previously supplemented,  and the Supplemental Indenture dated as of June 1, 2006 by and between the Company and the Trustee.  The Indenture, as supplemented, and the Supplemental Indenture are herein collectively referred to as the “Indenture.”  This letter is furnished to the Underwriters pursuant to Section 8(c) of the Underwriting Agreement.  Except as otherwise defined herein, terms used in this letter but not otherwise defined herein are used as defined in the Underwriting Agreement.

In connection with the opinions and views expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions and views.  Based upon the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.             No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the issuance or sale of the Notes by the Company to the Underwriters, except as may be required under (a) state securities or blue sky laws or (b) the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 or the Trust Indenture Act of 1939.

2.             The Company is not required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940.

3.             The statements contained in the Prospectus under the captions “Description of Senior Unsecured Debt Securities”, “Supplemental Description of the Senior Notes” and “Material U.S. Federal Income Tax Consequences”, insofar as such statements purport to summarize the provisions of the laws and documents referred to therein, present fair summaries of such documents.

We have participated in the preparation of the Company’s registration statement on Form S-3 (Registration No. 333-134660) (the “Registration Statement”), the Prospectus dated June 1, 2006 (the “Base Prospectus”), the Preliminary Prospectus Supplement dated June 6, 2006 (together with the Base Prospectus, the “Preliminary Prospectus”), the Prospectus Supplement dated June     , 2006 (together with the Base Prospectus, the “Prospectus”) and the information identified on Schedule I hereto (together with the Preliminary Prospectus, the “Pricing Disclosure Package”).  From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined the financial statements of the Company included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, with the Underwriters and with counsel to the Underwriters concerning the information included or incorporated by reference in the Registration Statement, the Preliminary

Prospectus and the Prospectus and the proposed responses to various items in Form S-3.  Based upon our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be a part thereof and included therein pursuant to Rule 430B under the Securities Act), as of the Effective Date, which is the date you have identified as the earlier of the date the Prospectus was first used or the date of the first contract of sale of any Notes (such date, the “Effective Date”), and the Prospectus, as of the Effective Date, complied as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, except that in each case we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraph 3 above) of the information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus.  Based upon our participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be a part thereof and included therein pursuant to Rule 430B under the Securities Act), as of June 6, 2006, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of 2:25 p.m., New York City time, on June 6, 2006 (which is the time that you have informed us was prior to the first contract of sale of any Notes by the Underwriters), or that the Prospectus, as of the Effective Date and as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein and (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.

The Registration Statement has become effective under the Securities Act, and, to our Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose are pending or threatened by the Commission and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.

The opinions and views set forth above are subject to the following limitations, qualifications and assumptions:

We have assumed, for purposes of the opinions and views expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.  For the purposes of the opinions and views expressed herein, we also have assumed that each of the Underwriters and the Trustee has authorized, executed, authenticated and delivered the documents or securities to which each of them is a party and that each of such documents or securities is the valid, binding and enforceable obligation of each of the Underwriters and the Trustee, as applicable.

As to any facts relevant to our opinions, we have relied upon and assume the accuracy of the representations and warranties contained in the Underwriting Agreement from the Company and the Underwriters, and compliance on the part of the Company and the Underwriters with their respective covenants and agreements contained therein.

The statements above with respect to the effectiveness of the Registration Statement under the Securities Act and no stop order suspending the effectiveness of the Registration Statement having been issued and no proceedings for that purpose being pending or threatened by the Commission and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company are based solely on telephone conversations involving lawyers in our firm actively engaged in our representation of the Company in this matter and members of the staff of the Commission, and such statements are made as of the time of such conversations.

Insofar as matters herein are stated to be to our Actual Knowledge or refer to the state of our knowledge, our “Actual Knowledge” means the actual knowledge of any lawyer in the Covered Lawyer Group; and the “Covered Lawyer Group” means                                       .

The opinions and views expressed herein are limited to the federal securities laws of the United States of America as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinions and views expressed herein.

We express no opinion or view as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution.  Our opinions and views are limited to those expressly set forth herein, and we express no opinions or views by implication.

This letter is furnished by us to you solely for the benefit of the Underwriters and solely with respect to the purchase of the Notes from the Company by the Underwriters, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.